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                            EXPRESSJET HOLDINGS, INC.
                              MANAGEMENT BONUS PLAN


                             1. Purpose of the Plan

         The ExpressJet Holdings, Inc. Management Bonus Plan (the "Plan") is intended to provide a method for attracting and retaining key employees of ExpressJet Holdings, Inc., a Delaware corporation, (the "Company") and its subsidiaries and to encourage such individuals to devote their best efforts to the success of the Company and its subsidiaries.

                          2. Administration of the Plan

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company. The Committee shall be at all times comprised solely of two or more outside directors (within the meaning of the term "outside directors" as used in section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). In accordance with the foregoing and prior to the date that the Company itself is a publicly held corporation (within the meaning of the term "publicly held corporation" as used in Treasury Regulation Section 1.162-27(c)(1)), the Committee shall be the Human Resources Committee of the Board of Directors of Continental Airlines, Inc. From and after the date the Company is itself a publicly held corporation (as so defined), such outside directors may be outside directors of the Company. All decisions made by the Committee in administering the Plan and in construing its provisions shall be final.

                                3. Participation

         The Plan shall operate on the basis of the annual accounting period ("Fiscal Year") adopted by the Company for federal income tax purposes. The Participants in the Plan for a Fiscal Year (each, a "Participant") shall be those employees of the Company or any of its subsidiaries who at any time during such Fiscal Year occupy any of the following positions: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President, Senior Director-level employee or Director-level employee. In addition, the Committee may, in its sole discretion and for any given Fiscal Year designate any other individual who is a key management employee of the Company or any of its subsidiaries as a Participant in the Plan for such Fiscal Year provided that such designation is made at or before the beginning of such Fiscal Year.

                     4. Determination of Annual Bonus Amount

         A Participant's annual bonus under the Plan for a Fiscal Year shall be a function of his or her target bonus amount. A Participant's target bonus amount for a Fiscal Year shall be determined as set forth below unless a different base salary percentage (which may not exceed 100%) is determined by the Committee with respect to a Participant prior to commencement of a Fiscal
Year:

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Position With the Company        Target Bonus Amount
-------------------------        -------------------
Chief Executive Officer          60% of base salary for the Fiscal Year
Chief Operating Officer          45% of base salary for the Fiscal Year
Chief Financial Officer          45% of base salary for the Fiscal Year
Vice President                   40% of base salary for the Fiscal Year
Senior Director                  25% of base salary for the Fiscal Year
Director                         20% of base salary for the Fiscal Year
Any other Participant            Percentage (not to exceed 100%) of base
                                 salary for the Fiscal Year designated by the Committee in connection with the designation of such individual as a Participant for the Fiscal Year.

For purposes of determining Participants' target bonus amounts, the term "base salary" means a Participant's base salary actually earned for a Fiscal Year (or, as applicable, a portion thereof) for services performed for the Company or its subsidiaries.

         For each Fiscal Year, the Committee shall approve a target operating income budget (the "Target Operating Income") no later than the 90th day of such Fiscal Year, subject to adjustment as described below. As soon as practicable following each Fiscal Year, the Committee shall certify the actual operating income, if any, achieved by the Company (the "Certified Operating Income") for such Fiscal Year. If the Company's Certified Operating Income for a given Fiscal Year is less than 90% of the Target Operating Income for such Fiscal Year, no bonuses shall be paid under the Plan for such Fiscal Year, subject to adjustment as described below. If the Company's Certified Operating Income for a Fiscal Year is at least 90% of the Target Operating Income, then each Participant will be entitled to a bonus under the Plan in an amount equal to the product of his or her target bonus amount (as set forth in the table above) multiplied by the percentage that the Company's Certified Operating Income bears to the Target Operating Income for such Fiscal Year; provided, however, that in no event shall such percentage exceed 110%. Subject to Section 5 hereof, if a Participant's position with the Company or its subsidiaries changes during a Fiscal Year in a way that affects his or her Plan participation, the Committee shall adjust such Participant's bonus under the Plan for such Fiscal Year by providing for a pro rata bonus based upon separate application of the Plan provisions to the different positions such Participant occupied during such Fiscal Year, or by providing only a partial year bonus based upon the base salary earned while in a qualifying position. Target Operating Income or Certified Operating Income, as the case may be, shall exclude (i) write-offs of assets (including aircraft and associated parts) or aircraft leases or similar fleet charges, (ii) one-time gains or losses from the disposal of assets, and the effect on annual operating income of the disposition of all or a significant portion of a business, and
(iii) any other item of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, in each case under clauses (i),
(ii) and (iii) as determined by the Committee in accordance with applicable accounting rules or accounting guidance relating to such matters. In no event shall the dollar amount of the bonus of a Participant under the Plan for a Fiscal Year exceed $1,000,000.00. Moreover, the dollar amount of a bonus payment of a Participant under the Plan for a Fiscal Year shall be reduced to



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the extent necessary or, if already paid, shall be repaid to the Company (in each case as determined by the Committee in its sole discretion) if the Company or any affiliate of the Company applies for a federal credit instrument under the Air Transportation Safety and System Stabilization Act and the Committee determines that such bonus payment amount could reasonably be expected to jeopardize the Company's or any affiliate of the Company's ability to obtain or maintain federal credit instruments under the Air Transportation Safety and System Stabilization Act, as amended from time to time, and applicable rules and regulations thereunder.

                 5. Entitlement to and Payment of Bonus Payments

         A Participant will only be entitled to payment of a bonus determined pursuant to Section 4 hereof if such Participant remains employed by the Company or its subsidiary through the end of the Fiscal Year to which such annual bonus relates, unless such Participant's employment with the Company or its subsidiary terminated by reason of death, total and permanent disability or retirement. For purposes of the Plan, a Participant shall be deemed to have retired if he or she terminates employment with the Company or its subsidiary (i) at or after attaining the age of 65, (ii) with the consent of the Chief Executive Officer of the Company at or after either attaining (a) the age of 55 and completing 10 years of service (whether or not continuous) or (b) the age of 50 and completing 20 years of service (whether or not continuous) with the Company, its subsidiaries or Continental Airlines, Inc. A Participant who terminates employment with the Company during a Fiscal Year by reason of death, total and permanent disability or retirement shall be entitled to a pro rata bonus payment based upon his or her base salary during the period employed by the Company or its subsidiary during such Fiscal Year. The bonus payments to Participants with respect to each Fiscal Year shall be paid in the form of lump-sum cash payments as soon as practicable after the Committee's determination of Certified Operating Income for such Fiscal Year. The Company shall have the power to deduct and withhold, or cause to be withheld, from a Participant's payment made under the Plan, or from any other payment to such Participant, an amount necessary to satisfy any and all tax withholding obligations arising under applicable local, state, federal or foreign laws associated with such payment. The Company may also take any other action as may in its opinion be necessary to satisfy all obligations for the payment and withholding of such taxes.

                          6. Payments in Event of Death

         In the event of the death of a Participant during a Fiscal Year, any annual bonus determined in accordance with Section 5 shall be paid to such Participant's designated beneficiary. If a deceased Participant did not designate a beneficiary to receive such payment or if the Participant's beneficiary designation is ineffective for any reason, then such bonus shall be paid to such Participant's surviving spouse, if any, and otherwise shall be paid to, or as directed by, the executor or administrator of such Participant's estate.

                              7. Change of Control

         For purposes of this Section 7, the term "Change in Control" as of any given date shall have the meaning assigned to such term as of such date in the Company's 2002 Stock Incentive Plan; provided, however, that if the Company's 2002 Stock Incentive Plan no longer exists as an




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actual operating plan as of such date, such term shall have the meaning assigned to it in such plan as of the last date that it existed as an operating plan. In the event of a Change in Control of the Company at any time during a Fiscal
Year, the Company shall pay a bonus payment (in the amount of a full annual bonus) to each Participant who as of the date of such Change in Control of the Company was a Participant, such bonus payment to be determined assuming that (i) the Company's Certified Operating Income for such Fiscal Year was 110% of the Company's Target Operating Income and (ii) each Participant's base salary for such Fiscal Year equaled the amount determined by annualizing the total amount of base salary that he or she earned between the beginning of such Fiscal Year and the date of the Change in Control of the Company. Such bonus payments shall be paid to the Participants as soon as practicable following the Change in Control of the Company in lump-sum cash payments, and no other bonus amounts with respect to the Fiscal Year for which the Change in Control has occurred shall be paid hereunder.

                8. Prohibition Against Assignment or Encumbrance

         No right, title, interest or benefit hereunder shall ever be liable for or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. No Participant or any person claiming under a Participant shall have the power to anticipate, encumber or dispose of any right, title, interest or benefit hereunder in any manner, at any time.

                              9. Nature of the Plan

         The Plan shall constitute an unfunded, unsecured obligation of the Company to make bonus payments in accordance with the provisions of the Plan. The establishment of the Plan and the determination and payment of bonuses under the Plan shall not be deemed to create a trust. No Participant shall have any security or other interest in any assets of the Company as a result of the Plan.

                           10. Employment Relationship

         A Participant shall be considered to be in the employment of the Company as long as he or she remains an employee of the Company, any subsidiary of the Company, or any enterprise which acquires all or substantially all of the assets and business of the Company, including a successor by merger or reorganization. As used in this Plan, the term subsidiary means any entity (other than the Company) with respect to which the Company, directly or indirectly through one or more other entities, owns equity interests possessing 50 percent or more of the total combined voting power of all equity interests of such entity (excluding voting power that arises only upon the occurrence of one or more specified events). Nothing in the adoption or implementation of the Plan shall confer on any employee any right to continued employment with the Company or its subsidiaries, or affect in any way the right of the Company or its subsidiaries to terminate the employment of any employee at any time. Any question as to whether and when there has been a termination of a Participant's employment, and the cause of such termination, shall be determined by the Committee, which determination shall be final.



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                                11. Governing Law

         The Plan shall be construed in accordance with the laws of the State of Texas.

                     12. No Restriction on Corporate Action

         Except as otherwise expressly provided herein, nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action, whether or not such action would have an adverse effect on the Plan or any bonus granted hereunder. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

                       13. Company Not Liable for Interest

         If the Company for any reason fails to make any payment provided for in the Plan at the time same becomes payable, the Company shall not be liable for interest or other charges thereon.

                         14. Term and Amendment of Plan

         The Board shall have the right, without the necessity of Participant approval, to alter, amend or terminate the Plan at any time; provided, that no such action shall adversely affect a Participant's right to receive any bonus payment hereunder with respect to a Fiscal Year ending prior to the date of any such action, and provided that this Plan may not be amended or terminated in contemplation of or in connection with a Change in Control, nor may any Participant's participation herein be terminated in contemplation of or on connection with a Change in Control, unless adequate and effective provision for the making of all payments otherwise payable in connection with a Change in Control is made in connection with any such amendment or termination. The first Fiscal Year for which the Plan shall be effective is the Fiscal Year ending December 31, 2002. If not sooner terminated under the provisions of this Section 15, the Plan shall terminate on December 31, 2012 and no payment of any bonus shall be made under the Plan with respect to any Fiscal Year ending after December 31, 2012.

                               15. Committee Power

         The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect. The Committee shall, in its sole discretion exercised in good faith (which, for purposes of this Section 15, shall mean the application of reasonable business judgment), make all decisions and determinations and take all actions necessary in connection with the administration of the Plan. All such decisions, determinations, and actions by the Committee shall be final, binding, and conclusive upon all persons. The Committee shall not be liable for any action or determination taken or made in good faith or upon reliance in good faith on the records of the Company or information presented to the Committee by the Company's officers, employees, or other persons (including the Company's outside auditors) as to matters the Committee reasonably believes are within such other person's professional or expert competence. If a Participant disagrees with any decision, determination, or action made or taken by the




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Committee, then the dispute will be limited to whether the Committee has satisfied its duty to make such decision or determination or take such action in good faith. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any of its subsidiaries, under or by reason of the Plan or the administration thereof, and each Participant, in consideration of receiving benefits and participating hereunder, expressly waives and releases any and all claims relating to any such liability. It is intended that bonus payments under this Plan will generally qualify as performance-based compensation for purposes of section 162(m) of the Code and Treasury Regulations promulgated thereunder and the Committee shall perform its duties and responsibilities and exercise its powers with respect to the Plan so as to effectuate such intent, to the extent determined by the Committee to be in the best interests of the Company and its stockholders.



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